UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2010

Longwei Petroleum Investment Holding Limited
(Exact name of registrant as specified in its charter)

Colorado	000-31751	84-1536518
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

No.30 Guanghua Street,Xiaojingyu Xiang,Wanbailin District
Taiyuan City, Shanxi Province,China P.C. 030024
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (617) 699-6325

 (Former name or Former address, if changed since last Report)

Copies to:
Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2010, the board of directors of Longwei Petroleum Investment Holding Limited (the “Company”) appointed Gerald DeCiccio to its Board of Directors (the “Board”).  Mr. DeCicco joined the Board as an independent director and has also been appointed to serve on the Company’s Compensation, Nominating and Audit Committees.

Mr. DeCiccio served as a director of Worldwide Energy & Manufacturing USA, Inc.  from June1, 2009 until his resignation on February 18, 2010.  On February 18, 2010, Mr. DeCiccio was appointed as Chief Financial Officer of Worldwide Energy & Manufacturing USA, Inc.  Prior to that he was the Chief Financial Officer and a board member of GTC Telecom Corp. and its subsidiary, Perfexa Solutions, Inc. and Chief Financial Officer for National Telephone & Communications, Inc.  In these roles, he managed the finance, accounting, SEC reporting, treasury, human resources, investor relations, and legal departments.  Mr. DeCiccio also held senior financial roles at Newport Corporation and Parker Hannifin Corporation and was a Supervising Senior Accountant for Ernst and Young. He has also been a member of the Board of Directors and Audit Committee for Interplay Entertainment, Inc. and GT Data Corp

On March 22, 2010, the Board appointed Mr. Doug Cole as a director.  Mr. Cole joined the Board as an independent director and has also been appointed to serve on the Company’s Compensation, Nominating and Audit Committees.

Prior to his appointment, and since September 2006, Mr. Cole has worked with Objective Equity LLC a boutique Investment Bank based in New York. Mr. Cole focuses most of his time on initial financing, corporate structure and M&A. From February 2003 to February 2006 Mr. Cole served as the Executive Vice Chairman, Chief Executive Officer and President of TWL Corporation (TWLP.OB) now based in Carrollton, Texas. TWL was a leading provider of integrated learning solutions for compliance, safety, emergency preparedness, continuing education and skill development in the workplace. During the initial phase Mr. Cole acquired similar companies in Australia, Norway, South Africa and the US. He acquired Primedia Workplace Learning from KKR in 2005. Since 1986, TWL Knowledge Group (formally Primedia ) has met the training and education needs of more than eight million professionals in the industrial, healthcare, fire and emergency, government, law enforcement and private security markets. The company produces and delivers education and workplace skills training content to organizations via global satellite television, the Internet and traditional media such as DVD, CD‐ROM and PC‐based, quasi virtual reality simulation platform.

On March 22, 2010, the Board appointed Xiaoping Xue as a director.  Ms. Xue joined the Board as an independent director and has also been appointed to serve on the Company’s Compensation, Nominating and Audit Committees.

Since 2003, Ms. Xue has worked as a self-employed economist and researcher in the field of International Trade.  From August 2002 to January 2003, Ms. Xue worked at the Trade and Industry Bureau of Shanxi Province and From January 1996 to March 2002, she worked at the Beijing Military Region Business Administration Business Bureau.  Ms. Xue received her degree from the Peking University School of Economics.

Item 8.01 Other Events

On March 22, 2010, the Board approved a code of ethics.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit Number	Description
14.1	Code of Ethics

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

Date: March 23, 2010	By:	/s/ James Crane
James Crane, Chief Financial Officer